EXECUTION VERSION SEVENTEENTH SUPPLEMENTAL INDENTURE SEVENTEENTH SUPPLEMENTAL INDENTURE (this “Seventeenth Supplemental Indenture”) dated as of January 7, 2022 among COMPASS SOLAR GROUP, LLC, a Delaware limited liability company, MARC JONES CONSTRUCTION, L.L.C., a Louisiana limited liability company, BUILDPRO, L.L.C., a Louisiana limited liability company, ENERGYPRO LLC, a Louisiana limited liability company (each a “New Guarantor” and together, the “New Guarantors”), each a subsidiary of PRIME SECURITY SERVICES BORROWER, LLC (or its successor), a Delaware limited liability company, and THE ADT SECURITY CORPORATION (or its successor), a Delaware corporation (the “Company”), and WELLS FARGO BANK NATIONAL ASSOCIATION, a national banking association, as trustee under the indenture referred to below (the “Trustee”). W I T N E S S E T H : WHEREAS, the Company and the Trustee executed and delivered an Indenture, dated as of July 5, 2012 (as originally executed or as it may be from time to time supplemented or amended by one or more supplemental indentures supplemental thereto, the “Indenture”), to provide for the issuance by the Company from time to time of unsubordinated debt securities evidencing its unsecured indebtedness; WHEREAS, the Company has issued and outstanding (i) $750,000,000 of 4.875% Notes due 2042 (the “2042 Notes”), and (ii) $700,000,000 of 4.125% Senior Notes due 2023 (the “2023 Notes”, and together with the 2042 Notes, the “Secured Notes”); WHEREAS, the Company, the Trustee and the existing Notes Guarantors have executed and delivered a Sixth Supplemental Indenture, dated as of April 8, 2016 (the “Sixth Supplemental Indenture”), to provide guarantees and security in respect of the 2022 Notes, the 2042 Notes and the 2023 Notes; and WHEREAS, pursuant to the Indenture and the Sixth Supplemental Indenture, the Trustee and the Company are authorized to execute and deliver this Seventeenth Supplemental Indenture. NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, each New Guarantor, the Company and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Secured Notes as follows: 1. Defined Terms. As used in this Seventeenth Supplemental Indenture, terms defined in the Indenture or in the preamble or recital hereto are used herein as therein defined. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Seventeenth Supplemental Indenture refer to this Seventeenth Supplemental Indenture as a whole and not to any particular section hereof. 2. Agreement to Guarantee. Each New Guarantor hereby agrees, jointly and severally with all existing Notes Guarantors, to guarantee the Company’s Obligations under the Secured Notes and the Indenture on the terms and subject to the conditions set forth in Article II of the Sixth Supplemental Indenture, and to be bound by all other applicable provisions of the Indenture, the Sixth Supplemental Indenture and the Secured Notes and to perform all of the obligations and agreements of a guarantor under the Indenture and the Sixth Supplemental Indenture. 3. Notices. All notices or other communications to any New Guarantor shall be given as provided in Section 13.03 of the Indenture. 4. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Seventeenth Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Secured Notes heretofore or hereafter authenticated and delivered shall be bound hereby. 5. Governing Law. THIS SEVENTEENTH SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. 6. Foreign Account Tax Compliance Act. For purposes of compliance with the Foreign Account Tax Compliance Act, this Seventeenth Supplemental Indenture shall not result in a material modification of the Secured Notes. 7. Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this Seventeenth Supplemental Indenture. 8. Counterparts. The parties may sign any number of copies of this Seventeenth Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. 9. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction thereof.

[Signature Page to 2012 1L Indenture - Seventeenth Supplemental Indenture] IN WITNESS WHEREOF, the parties hereto have caused this Seventeenth Supplemental Indenture to be duly executed as of the date first above written. WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee By Computershare Trust Company, N.A., as agent for Wells Fargo Bank, National Association By: /s/ Linda Lopez Name: Linda Lopez Title: Assistant Vice President

[Signature Page to 2012 1L Indenture - Seventeenth Supplemental Indenture] IN WITNESS WHEREOF, the parties hereto have caused this Seventeenth Supplemental Indenture to be duly executed as of the date first above written. COMPASS SOLAR GROUP, LLC By: /s/ Jeffrey Likosar Name: Jeffrey Likosar Title: Chief Financial Officer and President, Corporate Development MARC JONES CONSTRUCTION, L.L.C. By: /s/ Jeffrey Likosar Name: Jeffrey Likosar Title: Chief Financial Officer and President, Corporate Development BUILDPRO, L.L.C. By: /s/ Jeffrey Likosar Name: Jeffrey Likosar Title: Chief Financial Officer and President, Corporate Development ENERGYPRO LLC By: /s/ Jeffrey Likosar Name: Jeffrey Likosar Title: Chief Financial Officer and President, Corporate Development

[Signature Page to 2012 1L Indenture - Seventeenth Supplemental Indenture] THE ADT SECURITY CORPORATION By: /s/ Jeffrey Likosar Name: Jeffrey Likosar Title: Executive Vice President, Chief Financial Officer & Treasurer